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Exhibit 21.0


                  Subsidiaries of Union Bankshares Corporation


      Subsidiary                      State of Incorporation
      ----------                      ----------------------

      Union Bank & Trust Company             Virginia
      Northern Neck State Bank               Virginia
      Rappahannock National Bank             Federally Chartered
      Union Investment Services, Inc.        Virginia
      Bank of Williamsburg                   Virginia
      Mortgage Capital Investors, Inc.       Virginia